Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/24/15	10/25/14
Sales	$382,891	$365,601
Cost of sales	237,085	235,706
Gross profit	145,806	129,895
Selling, general and administrative expense	112,412	99,703
Operating income	33,394	30,192
Interest expense	133	145
Interest income	164	233
Other income, net	512	152
Income from continuing operations before income taxes	33,937	30,432
Income tax expense	12,278	10,743
Income from continuing operations	21,659	19,689
Income from discontinued operations, net of tax	—	285
Net income	21,659	19,974
Net income attributable to noncontrolling interests	(707)	(445)
Net income attributable to La-Z-Boy Incorporated	$20,952	$19,529

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$20,952	$19,244
Income from discontinued operations	—	285
Net income attributable to La-Z-Boy Incorporated	$20,952	$19,529

Basic weighted average common shares	50,493	52,279
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.41	$0.37
Income from discontinued operations	—	—
Basic net income attributable to La-Z-Boy Incorporated per share	$0.41	$0.37

Diluted weighted average common shares	51,039	52,723
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.41	$0.36
Income from discontinued operations	—	0.01
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.41	$0.37

Dividends declared per share	$0.08	$0.06

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/24/15	10/25/14
Sales	$724,314	$692,581
Cost of sales	454,276	451,180
Gross profit	270,038	241,401
Selling, general and administrative expense	216,678	194,718
Operating income	53,360	46,683
Interest expense	245	277
Interest income	369	435
Other income (expense), net	2,480	(106)
Income from continuing operations before income taxes	55,964	46,735
Income tax expense	20,182	16,498
Income from continuing operations	35,782	30,237
Income from discontinued operations, net of tax	—	2,782
Net income	35,782	33,019
Net income attributable to noncontrolling interests	(1,154)	(409)
Net income attributable to La-Z-Boy Incorporated	$34,628	$32,610

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$34,628	$29,828
Income from discontinued operations	—	2,782
Net income attributable to La-Z-Boy Incorporated	$34,628	$32,610

Basic weighted average common shares	50,538	52,235
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.68	$0.57
Income from discontinued operations	—	0.05
Basic net income attributable to La-Z-Boy Incorporated per share	$0.68	$0.62

Diluted weighted average common shares	51,076	52,662
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.67	$0.56
Income from discontinued operations	—	0.06
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.67	$0.62

Dividends declared per share	$0.16	$0.12

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/24/15	4/25/15
Current assets
Cash and equivalents	$74,566	$98,302
Restricted cash	8,976	9,636
Receivables, net of allowance of $3,389 at 10/24/15 and $4,622 at 4/25/15	152,857	158,548
Inventories, net	181,625	156,789
Deferred income taxes — current	11,623	11,255
Other current assets	44,265	41,921
Total current assets	473,912	476,451
Property, plant and equipment, net	173,138	174,036
Goodwill	33,423	15,164
Other intangible assets	7,958	5,458
Deferred income taxes — long-term	34,136	35,072
Other long-term assets, net	63,457	68,423
Total assets	$786,024	$774,604

Current liabilities
Short-term borrowings	$4,000	$—
Current portion of long-term debt	344	397
Accounts payable	45,040	46,168
Accrued expenses and other current liabilities	112,923	108,326
Total current liabilities	162,307	154,891
Long-term debt	622	433
Other long-term liabilities	79,724	86,180
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 50,289 outstanding at 10/24/15 and 50,747 outstanding at 4/25/15	50,289	50,747
Capital in excess of par value	275,301	270,032
Retained earnings	242,392	235,506
Accumulated other comprehensive loss	(33,929)	(32,139)
Total La-Z-Boy Incorporated shareholders’ equity	534,053	524,146
Noncontrolling interests	9,318	8,954
Total equity	543,371	533,100
Total liabilities and equity	$786,024	$774,604

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/24/15	10/25/14
Cash flows from operating activities
Net income	$35,782	$33,019
Adjustments to reconcile net income to cash provided by (used for) operating activities
Restructuring	352	(332)
Deferred income tax expense (benefit)	138	(1,799)
Provision for doubtful accounts	(426)	(1,113)
Depreciation and amortization	12,679	10,996
Equity-based compensation expense	5,123	5,047
Pension plan contributions	(7,000)	—
Change in receivables	4,980	(2,135)
Change in inventories	(21,501)	(11,006)
Change in other assets	(5,656)	6,253
Change in payables	(628)	(785)
Change in other liabilities	(2,120)	(6,377)
Net cash provided by operating activities	21,723	31,768

Cash flows from investing activities
Proceeds from disposal of assets	2,491	6,534
Capital expenditures	(13,949)	(40,580)
Purchases of investments	(11,693)	(24,224)
Proceeds from sales of investments	19,409	17,827
Acquisitions, net of cash acquired	(19,232)	—
Change in restricted cash	660	7,287
Net cash used for investing activities	(22,314)	(33,156)

Cash flows from financing activities
Net proceeds from credit facility	4,000	—
Payments on debt	(283)	(7,358)
Stock issued for stock and employee benefit plans	253	161
Excess tax benefit on stock option exercises	392	252
Purchases of common stock	(18,461)	(19,654)
Dividends paid	(8,112)	(6,274)
Net cash used for financing activities	(22,211)	(32,873)

Effect of exchange rate changes on cash and equivalents	(934)	(75)
Change in cash and equivalents	(23,736)	(34,336)
Cash and equivalents at beginning of period	98,302	149,661
Cash and equivalents at end of period	$74,566	$115,325

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$—	$5,339

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/24/15	10/25/14	10/24/15	10/25/14
Sales
Upholstery segment:
Sales to external customers	$260,080	$255,044	$492,564	$482,200
Intersegment sales	45,737	42,223	85,929	77,926
Upholstery segment sales	305,817	297,267	578,493	560,126

Casegoods segment:
Sales to external customers	25,787	25,455	46,989	51,408
Intersegment sales	2,432	3,433	4,623	6,403
Casegoods segment sales	28,219	28,888	51,612	57,811

Retail segment sales	96,480	84,589	183,131	157,494

Corporate and Other:
Sales to external customers	544	513	1,630	1,479
Intersegment sales	750	—	1,266	—
Corporate and Other sales	1,294	513	2,896	1,479

Eliminations	(48,919)	(45,656)	(91,818)	(84,329)
Consolidated sales	$382,891	$365,601	$724,314	$692,581

Operating Income (Loss)
Upholstery segment	$37,040	$32,607	$61,634	$54,624
Casegoods segment	2,634	2,995	4,324	4,520
Retail segment	5,716	3,682	10,445	3,997
Restructuring	(187)	(10)	(352)	347
Corporate and Other	(11,809)	(9,082)	(22,691)	(16,805)
Consolidated operating income	$33,394	$30,192	$53,360	$46,683